AGREEMENT

THIS AGREEMENT is dated for reference of the 10th day of June, 2013 (the “Effective Date”).

BETWEEN:

GREENLITE VENTURES INC., a Nevada corporation having its head office at Suite 201, 810 Peace Portal Drive, Blaine WA 98230

(the "Company")

OF THE FIRST PART

AND:

PHANTASMA MEDIA LLC, a Nevada, limited liability company having its registered office at 8275 S. Eastern Avenue, Suite 200, Las Vegas, NV 89123

(the "Consultant")

OF THE SECOND PART

WHEREAS:

A.	The Company is in the business of marketing carbon offsets, created by the carbon sequestration of teak trees, through its website.

B.	The Company has experienced difficulty in attracting purchasers to its website.

C.	The Consultant has personnel experienced in marketing, particularly in new media marketing.

THIS AGREEMENT WITNESSES THAT in consideration of the premises and mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1.	The company hereby retains the Consultant to evaluate the Company’s carbon credit marketing and make recommendations for an improved marketing program (the “New Marketing Program”).

2.	The New Marketing Program will focus on new media, including twitter, facebook, youtube and other such media in addition to traditional marketing methods.

3.	The Consultant will provide a report on its review of the Company’s marketing program and its recommendations for the New Marketing Program within thirty (30) days of the date of the Effective Date.

4.	The consideration for the services to be carried out by the Consultant shall be the payment to the Consultant of $8,500 USD, the receipt of which is hereby acknowledged.

2

5.	Should the Company wish to retain the services of the Consultant to implement the New Marketing Program beyond the above noted 30-day period, additional consideration for the Consultant will be negotiated.

6.	This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

7.	This Agreement contains the entire agreement of the parties relating to the subject matter hereof.

8.	This Agreement supersedes any prior written or oral agreements or understandings between the parties relating to the subject matter hereof.

9.	No modification or amendment of this Agreement shall be valid unless in writing and signed by or on behalf of the parties hereto.

10.	This Agreement has been prepared by Northwest Law Group acting on behalf of the Company only. The Consultant consents to Northwest Law Group acting on behalf of the Company and confirms it has been advised to seek independent legal advice and has done so.

11.	This Agreement may be executed in one or more counterparts, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date written above.

GREENLITE VENTURES INC.
by its authorized signatory:

“signed”

Chief Executive Officer and President

PHANTASMA MEDIA LLC
by its authorized signatory:

“signed”

Managing Member